SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549-1004

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 21, 2003

Delphi Corporation (Exact name of registrant as specified in its charter)

Delaware	1-14787	38-3430473

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5725 Delphi Drive, Troy, Michigan	48098

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(248) 813-2000

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EX-1.1 - Form of Underwriting Agreement
EX-4.1 - Form of Junior Subordinated Note
EX-8.1 - Opinon of Shearman & Sterling LLP
Computation of Ratio of Earnings to Fixed Charges
Computation of Ratio of Combined Fixed Charges

ITEM 5. OTHER EVENTS

     Delphi Corporation and Delphi Trust I, a statutory trust formed under the laws of the State of Delaware, filed with the Securities and Exchange Commission under Rule 424(b) of the Securities Act of 1933, as amended, a Prospectus Supplement relating to (i) the offer by the Trust of 10,000,000 shares of its 8.25% Cumulative Trust Preferred Securities (liquidation preference $25 per preferred security) (the “Preferred Securities”) and (ii) in connection therewith, the issuance to the Trust by Delphi of its 8.25% Junior Subordinated Notes due October 15, 2033 in the aggregate principal amount of $ 258 million. Concurrently with the issuance of the Preferred Securities by the Trust, Delphi will make a cash contribution to the Trust, the proceeds of which, together with the proceeds from the sale of the Preferred Securities, will be used by the Trust to purchase as trust assets the Junior Subordinated Notes. All of such transactions are anticipated to occur on October 28, 2003. The Preferred Securities are to be issued pursuant to an Amended and Restated Declaration of Trust of the Trust dated as of October 28, 2003, to be executed by Delphi, as sponsor, the Administrative Trustees named therein, Bank One Trust Company, N.A., as property trustee, and Bank One Delaware, Inc., as Delaware trustee. The Junior Subordinated Notes are to be issued under an Indenture dated as of October 28, 2003, to be entered into by and between Delphi and Bank One Trust Company, N.A., as indenture trustee. The Preferred Securities will be guaranteed by Delphi to the extent described in the Prospectus Supplement and the accompanying Prospectus (forming a part of the Registration Statements on Form S-3 (Registration Statement No. 333-101478 and Registration Statement No. 333-108477, which also constitutes a post-effective amendment to Registration Statement No. 333-101478)), pursuant to a Guarantee Agreement dated as of October 28, 2003 (the “Guarantee”), to be entered into by and between Delphi and Bank One Trust Company, N.A., as guarantee trustee. The Preferred Securities are being sold pursuant to an Underwriting Agreement dated as of October 21, 2003 (the “Underwriting Agreement”) among Delphi, the Trust and the Underwriters named therein.

     Forms of (1) the Underwriting Agreement and (2) the Junior Subordinated Note are filed as Exhibits 1.1 and 4.1 hereto and the opinion of Shearman & Sterling LLP regarding certain U.S. federal income tax considerations for holders of the Preferred Securities described in the Prospectus Supplement referred to above, is filed as Exhibit 8.1 hereto. The Computations of Ratio of Earnings to Fixed Charges is filed as Exhibit 12.1 hereto and the Computations of Ratio of Combined Fixed Charges and Preferred Dividends to Earnings is filed as Exhibit 12.2 hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

1.1	Form of Underwriting Agreement between Delphi and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the several underwriters named therein.

4.1	Form of Junior Subordinated Note.

8.1	Opinion of Shearman & Sterling LLP (including consent) regarding certain U.S. federal income tax considerations for holders of the Preferred Securities.

12.1	Computations of Ratio of Earnings to Fixed Charges.

12.2	Computations of Ratio of Combined Fixed Charges and Preferred Dividends to Earnings.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION

October 22, 2003	By: /s/ John D. Sheehan John D. Sheehan Chief Accounting Officer and Controller

EXHIBIT INDEX

No.	Description

1.1	Form of Underwriting Agreement between Delphi and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the several underwriters named therein.

4.1	Form of Junior Subordinated Note.

8.1	Opinion of Shearman & Sterling LLP (including consent) regarding certain U.S. federal income tax considerations for holders of the Preferred Securities.

12.1	Computations of Ratio of Earnings to Fixed Charges.

12.2	Computations of Ratio of Combined Fixed Charges and Preferred Dividends to Earnings.